Exhibit 23.1 Consent of Experts and Counsel

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Structured Asset Securities Corporation, relating to the Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-17, comprising part of the Registration Statement (No. 333-133985) of Structured Asset Securities Corporation, of our report dated March 8, 2006 relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which report appears in Item 8 of MBIA Inc.'s Form 10-K for the year ended December 31, 2005. We also consent to the incorporation by reference of our report dated March 8, 2006 relating to the consolidated financial statements of MBIA Insurance Corporation, which is included in Exhibit 99 of MBIA Inc.'s Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

     /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York
October 30, 2006